                                                                    Exhibit 23.1

                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-75254, 33-75252, 33-92656, 333-01978, 333-34839, 333-34837,
333-81521, 333-81523, 333-64410, 333-64412, 333-100294, 333-100295) and the
Registration Statements on Form S-4 (Nos. 333-77343, 333-43752 and 333-64656) of our report dated June 10, 2004, with respect to the consolidated financial statements and schedule of Black Box Corporation, included in this Annual Report on Form 10-K for the year ended March 31, 2004.

                                                           /s/ ERNST & YOUNG LLP

June 14, 2004

                                       59